UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2014

Highlight Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-153575	26-1507527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7325 Oswego Road, Liverpool, NY	13090
(Address of principal executive offices)	(Zip Code)

P.O. Box 3143, Liverpool, NY	13089
(Mailing address)	(Zip Code)

(315) 451-4722

  (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Officers

On June 6, 2014, Richard M. Weaver resigned from his positions as Executive Vice-President and Chief Operating Officer of Highlight Networks, Inc. (the “Company”), effective immediately. His resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operation , policies or practices.  A copy of Mr. Weaver’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

On June 6, 2014, Danny Mendelson resigned from his positions as Executive Vice-President of Highlight Networks, Inc. (the “Company”) and Chief Executive Officer of EZRecycling, Inc., effective immediately.  His resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operation , policies or practices. A copy of Mr. Mendelson’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
17.1	Resignation letters of Richard M. Weaver and Danny Mendelson as of June 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014	By:	/s/ Alfonso C. Knoll
	Name:	Alfonso C. Knoll
	Title:	President

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